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                                                                     EXHIBIT 5.1



October 9, 1998


International Remote Imaging Systems, Inc.
9162 Eton Avenue
Chatsworth, California  91311

                  Re:      1998 Stock Option Plan
                           Key Employee Stock Purchase Plan

Ladies and Gentlemen:

         We have acted as counsel to International Remote Imaging Systems, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission with respect to the registration of (i) 600,000 shares of the Company's common stock, $.01 par value, issuable under its 1998 Stock Option Plan (the "Option Shares"), and (ii) 100,000 shares of the Company's common stock, $.01 par value, (the "KESPP Shares") issuable pursuant to the Company's Key Employee Stock Purchase Program.

         As such counsel, we have examined such records, documents, certificates and other instruments as in our judgment are necessary or appropriate in order to enable us to render this opinion. Based on the foregoing and our examination of such questions of law as we deem necessary, we are of the opinion that (i) the Option Shares, when issued in accordance with the 1998 Stock Option Plan and the Registration Statement, and (ii) the KESPP Shares, when sold and issued in accordance with the Key Employee Stock Purchase Program and the Registration Statement, will be validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement. Except as set forth in this paragraph, this opinion is furnished solely for your benefit and may not be relied upon by, nor copies delivered to, any other person or entity without our prior written consent.

                                             Sincerely,

                                             /s/ Guth Rothman & Christopher LLP

                                             Guth Rothman & Christopher LLP